Exhibit 21.1

Subsidiary	Country of Incorporation

Dorian LPG Management Corp.	Marshall Islands
Dorian LPG Finance LLC	Marshall Islands
Dorian LPG (USA) LLC	United States (Delaware)
Dorian LPG (UK) Ltd	United Kingdom
Occident River Trading Limited	United Kingdom
Dorian LPG (DK) ApS	Denmark
Dorian LPG Chartering LLC	Marshall Islands
Dorian LPG FFAS LLC	Marshall Islands
CNML LPG Transport LLC	Marshall Islands
CJNP LPG Transport LLC	Marshall Islands
CMNL LPG Transport LLC	Marshall Islands
Comet LPG Transport LLC	Marshall Islands
Corsair LPG Transport LLC	Marshall Islands
Corvette LPG Transport LLC	Marshall Islands
Concorde LPG Transport LLC	Marshall Islands
Constellation LPG Transport LLC	Marshall Islands
Commander LPG Transport LLC	Marshall Islands
Dorian Houston LPG Transport LLC	Marshall Islands
Dorian Shanghai LPG Transport LLC	Marshall Islands
Dorian Sao Paulo LPG Transport LLC	Marshall Islands
Dorian Ulsan LPG Transport LLC	Marshall Islands
Dorian Amsterdam LPG Transport LLC	Marshall Islands
Dorian Dubai LPG Transport LLC	Marshall Islands
Dorian Monaco LPG Transport LLC	Marshall Islands
Dorian Barcelona LPG Transport LLC	Marshall Islands
Dorian Geneva LPG Transport LLC	Marshall Islands
Dorian Cape Town LPG Transport LLC	Marshall Islands
Dorian Tokyo LPG Transport LLC	Marshall Islands
Dorian Explorer LPG Transport LLC	Marshall Islands
Dorian Exporter LPG Transport LLC	Marshall Islands
Dorian Sakura LPG Transport LLC	Marshall Islands
Dorian LPG Ammonia Transport LLC	Marshall Islands
Dorian LPG US Lease Finance LLC	Marshall Islands
Dorian LPG Nippon Lease LLC	Marshall Islands